Exhibit 99.1

Khosla Ventures Acquisition Co. II Stockholders Approve Business Combination with

Nextdoor, Inc.

Significant Updates:

•

Khosla Ventures Acquisition Co. II (KVSB) stockholders approve business combination with Nextdoor, Inc.; KVSB expects all closing conditions to be met and for the business combination to close on November 5, 2021

•	Gross proceeds of at least $655 million from fully committed $270 million PIPE and $385 million of cash held in trust (assuming no redemption elections are withdrawn)

•

Redeeming stockholders may elect to withdraw their redemption rights by contacting Continental Stock Transfer & Trust Company by 5:00 p.m. Eastern Time on Thursday, November 4, 2021 (withdrawal deadline)

MENLO PARK, CA – November 2, 2021 – Khosla Ventures Acquisition Co. II (“KVSB”) (Nasdaq:KVSB) today announced that its stockholders approved the proposals that were conditions to closing of the previously announced business combination with Nextdoor, Inc. (“Nextdoor” or the “Company”) at a special meeting of stockholders held today. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

The closing of the Business Combination is expected to occur on or about November 5, 2021, subject to the satisfaction or waiver of all closing conditions. Following closing, the combined company will be known as Nextdoor Holdings, Inc. and its shares are expected to trade on the New York Stock Exchange (“NYSE”) on November 8, 2021 under the ticker symbol “KIND.”

The transaction is expected to raise at least $385 million from KVSB trust proceeds (after giving effect to preliminary redemption elections, which may be withdrawn, representing approximately 7.41% of the trust account), and $270 million from a fully committed common stock private placement (PIPE), resulting in total gross proceeds of at least $655 million. KVSB shares closed at $10.90 per share on November 2, 2021, and stockholders who elected to redeem will receive approximately $10.00 per share.

The deadline for KVSB stockholders to withdraw any election to have their shares redeemed in connection with the Business Combination will be 5:00 p.m. Eastern Time on Thursday, November 4, 2021. Stockholders who wish to withdraw a redemption request should contact KVSB’s transfer agent, Continental Stock Transfer & Trust Company, by email at mzimkind@continentalstock.com.

About Nextdoor, Inc.

Nextdoor is where you connect to the neighborhoods that matter to you so you can belong. Our purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on.

Neighbors around the world turn to Nextdoor daily to receive trusted information, give and get help, get things done, and build real-world connections with those nearby — neighbors, businesses, and public services. Today, neighbors rely on Nextdoor in more than 280,000 neighborhoods across 11 countries. In the U.S., nearly 1 in 3 households uses the network. Nextdoor is based in San Francisco. For additional information and images: nextdoor.com/newsroom.

About KVSB

KVSB is a special purpose acquisition company sponsored by affiliates of Khosla Ventures. Khosla Ventures manages a series of venture capital funds that make early-stage venture capital investments and provide strategic advice to entrepreneurs building companies with lasting significance. The firm was founded in 2004 by Vinod Khosla, co-founder of Sun Microsystems. Khosla Ventures has over $14 billion dollars of assets under management and focuses on a broad range of sectors including artificial intelligence, agriculture/food, consumer, enterprise, financial services, health, space, sustainable energy, robotics, VR/AR and 3D printing. Collectively, Khosla Ventures portfolio of investments has created nearly half a trillion dollars in market value.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Nextdoor and KVSB, including the satisfaction of closing conditions to the business combination, the timing of the completion of the business combination and the listing of Nextdoor Holdings, Inc.’s shares on the New York Stock Exchange. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of KVSB’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4, and other documents filed by KVSB from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Nextdoor and KVSB assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Nextdoor nor KVSB gives any assurance that either Nextdoor or KVSB will achieve its expectations.

Contacts

Nextdoor Media Relations: press@nextdoor.com

Nextdoor Investor Relations: ir@nextdoor.com or visit investors.nextdoor.com

Khosla Ventures: information@khoslaventures.com